Exhibit 10.14

Yew Planting Seedlings Transfer Contract

Party A : Heilongjiang Pingshan Yew Comprehensive Development Co., Ltd.

Legal Representative: Zhang Jihong

Party B: Harbin Yew Science and Technology Development Co., Ltd.

Legal Representative: Wang Zhiguo

Party A and Party B, through equal and voluntary negotiation, in accordance with the Forest Law of the People’s Republic of China and other relevant laws and regulations, based on the principles of equal value exchange, enter into this Contract.

A.	The general information of the yew planting seedlings and the term of transfer

1.	Party A will transfer to Party B the ownership of yews of a total area of 15865 Mu, which are located in the Compartment 21, 24, 14, 19, 33, 30, 22, 18 and 27 in accordance with law. The acreage and the four boundaries of the planting seedlings are subject to the attached map.

2.	The term of transfer is from March 4, 2010 to March 4, 2055.

3.	The forest land will be used by Party B for free.

B.	Rights and obligations of the two parties

1.	After the transfer, Party B will obtain the use right of the forest land and the ownership of the yew planting seedlings on the forest land.

2.	Party B has ownership of the transferred forest, use right of the forest and right to yields, and is entitled to produce, operate and dispose of the forest and its products.

3.	The yields from the yew forest land belong to Party B.

C.	The transfer price, payment method and date

The transfer price of the yew planting seedlings under this Contract (according to an appraisal report) is RMB 80,152,900. The price shall be payable by three installments. During the first installment, Party B shall pay RMB 25,674,000 for the Compartment 21 (52,600 yews with forest area of 2,571 Mu), 24 (25,100 yews with forest area of 1,768 Mu) and 14 (23,500 yews with forest area of 1,129 Mu). During the second installment, Party B shall pay RMB 28,164,600 for the Compartment 19 (27,000 yews with forest area of 1,566 Mu), 33 and 21 (25,000 yews with forest area of 1,108 Mu), 30 (24,400 yews with forest area of 1279 Mu) and 22 (22,845 yews with forest area of 1,299 Mu). During the third installment, Party B shall pay 26,314,300 for the Compartment 18 (24,900 yews with forest area of 1,314 Mu), 14 (24,900 yews with forest area of 1,329 Mu), 27 (26,000 yews with forest area of 1,239 Mu) and 21 (25,390 yews with forest area of 1,291 Mu)

D.	Miscellaneous

1.	The two parties should completely perform the obligations under this Contract. In the event that one party conducts breach of contract, it should pay to the other party the liquidated damages which are equal to 1% of the total amount of this Contract.

2.	This contract becomes effective upon the execution by both parties.

3.	Other issues to be noted

(1)	Party A shall facilitate Party B to complete the survey on the boundaries.

4.	Jurisdiction

If any dispute comes out during the execution of this Contract, either Party can sue the other to local people’s courts of both Parties.

5.	Contract Text

(1)	This Contract has 3 pages in all and seals of both Parties are stamped on the perforation.

(2)	This Contract is in duplicate. Part A and Part B each have one copy.

(No text hereafter)

Signatures and Seals

Party A: Heilongjiang Pingshan Yew Comprehensive Development Co., Ltd.

Authorized Signing Person: Zhang Jihong

Party B: Harbin Yew Technology Development Co., Ltd.

Authorized Signing Person: Han Xingming

Date of Signing: March 4th, 2010

Place of Signing: Beichuan Village, Pingshan Town, A’cheng District, Harbin, Heilongjiang Province

Harbin Yew Science and Technology Development Co., Ltd Pingfang dian Planting Bases

Location Map
PlantingArea:	15,865Mu